Exhibit 10.4

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of April 11, 2014 (this “Second Amendment”), among OLLIE’S HOLDINGS, INC., a Delaware corporation (“Ollie’s Holdings”), OLLIE’S BARGAIN OUTLET, INC., a Pennsylvania corporation (“Ollie’s” and, together with Ollie’s Holdings, the “Borrowers”), BARGAIN PARENT, INC., a Delaware corporation (“Parent”), the Lenders (as defined in the Credit Agreement referred to below) party hereto and MANUFACTURERS AND TRADERS TRUST COMPANY, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Parent, the Borrowers, the Lenders, the Administrative Agent and the other parties thereto are parties to that certain Credit Agreement, dated as of September 28, 2012 (as amended, modified and/or supplemented through, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, Parent, the Borrowers, the Administrative Agent and each Lender party hereto desire to amend the Credit Agreement to permit Ollie’s and Ollie’s Holdings to pay the 2014 Special Dividend (as defined below) to Parent as provided herein; and

WHEREAS, concurrently with the effectiveness of this Second Amendment, Parent, the Borrowers, the Lenders party thereto and the Term Agent intend to amend (the “Second Term Facility Amendment”) the Term Facility to make certain changes to the Term Facility, including to permit the payment of the 2014 Special Dividend.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed:

I.	Amendments to Credit Agreement.

A. Section 1.01 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

“2014 Special Dividend” shall have the meaning assigned to such term in Section 6.06(n).

“Second Amendment” shall mean the Second Amendment to Credit Agreement, dated as of April 11, 2014, among Parent, the Borrowers, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” shall mean the date on which the Second Amendment is effective pursuant to the terms thereof.

B. Section 6.06 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (l) thereof, (ii) deleting the period appearing at the end of clause (m) thereof and inserting “; and” in lieu thereof and (iii) inserting the following new clause (n) at the end thereof:

“(n) as soon as reasonably practicable after the Second Amendment Effective Date, Ollie’s may use the proceeds of the Incremental Term Loans (as defined in the Term Facility) incurred on the Second Amendment Effective Date to pay a cash dividend to Ollie’s Holdings which in turn may use the proceeds of such Incremental Term Loans and/or the proceeds received from Ollie’s as provided herein to pay a cash dividend to Parent in an aggregate amount not to exceed $58,000,000 (the “2014 Special Dividend”).”

II.	Representations and Warranties.

In order to induce the Administrative Agent and the undersigned Lenders to enter into this Second Amendment, Parent and each Borrower hereby represent and warrant that:

A. no Default or Event of Default has occurred and is continuing on the date hereof or will have occurred and be continuing as of the Second Amendment Effective Date, both immediately before and immediately after giving effect to the Second Amendment;

B. all of the representations and warranties of each Loan Party contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date hereof and will be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the Second Amendment Effective Date, both immediately before and immediately after giving effect to the Second Amendment, as though made on and as of the Second Amendment Effective Date (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

C. (x) this Second Amendment has been duly authorized by all corporate, stockholder, limited partnership or limited liability company action required to be obtained by each Loan Party, (y) this Second Amendment has been duly executed and delivered by each Loan Party and (z) this Second Amendment, and the Credit Agreement (as amended by this Second Amendment), each constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its respective terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing; and

D. the execution, delivery and performance by each Loan Party of this Second Amendment does not and will not (i) violate (A) any provision of (x) law, statute, rule or regulation applicable to such Loan Party, or (y) of the certificate or articles of incorporation or other constitutive documents or by-laws of such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i)(A)(x), (i)(B), (i)(C) or (ii) of this paragraph, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party, other than the Liens created by the Loan Documents and Liens permitted by Section 6.02 of the Credit Agreement or where such creation or imposition of any Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

III.	Conditions Precedent.

Upon satisfaction of each of the following conditions, this Second Amendment shall be deemed effective (such date, the “Second Amendment Effective Date”):

A. Parent, each Borrower, each other Loan Party (if any), the Administrative Agent, and the Required Lenders shall have signed a counterpart hereof and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent, c/o White & Case LLP (facsimile number: 212-354-8113 / e-mail address: corinne.milliken@whitecase.com);

B. all fees and expenses required to be paid to the Administrative Agent on the Second Amendment Effective Date (including, without limitation, reasonable legal fees and expenses) shall have been paid;

C. no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to this Second Amendment;

D. all of the representations and warranties of each Loan Party contained in this Second Amendment, the Credit Agreement and in the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Second Amendment Effective Date, both immediately before and immediately after giving effect to the Second Amendment, as though made on and as of the Second Amendment Effective Date (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date);

E. the Second Amendment Effective Date (as defined in the Second Term Facility Amendment) shall have occurred; and

F. the Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed by a Responsible Officer of Parent or the Lead Borrower, certifying on behalf of Parent and each Borrower that the conditions in this Section III. (C) and (D) have been satisfied.

IV.	Miscellaneous Provisions.

A. This Second Amendment is limited to the matters specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document and each of the Loan Documents as modified hereby shall remain in full force and effect in accordance with their respective terms.

B. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Second Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Second Amendment.

C. THE VALIDITY OF THIS SECOND AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

D. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import and each reference to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby on the Second Amendment Effective Date. This Second Amendment shall constitute a “Loan Document” for all purposes under the Credit Agreement and the other Loan Documents.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

OLLIE’S HOLDINGS, INC.,
as Lead Borrower

By:	/s/ John Swygert

Name:	John Swygert
Title:	EVP - Chief Financial Officer

OLLIE’S BARGAIN OUTLET, INC.,
as Borrower

By:	/s/ John Swygert

Name:	John Swygert
Title:	EVP - Chief Financial Officer

BARGAIN PARENT, INC.,
as Parent

By:	/s/ John Swygert

Name:	John Swygert
Title:	EVP - Chief Financial Officer

[Signature Page to Ollie’s ABL Credit Agreement Second Amendment]

MANUFACTURERS AND TRADERS TRUST COMPANY, as Lender and as Administrative Agent

By:	/s/ Maryanne Gruys

Name:	Maryanne Gruys
Title:	Administrative VP

[Signature Page to Ollie’s ABL Credit Agreement Second Amendment]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Rufus S. Dowe, III

Name:	Rufus S. Dowe, III
Title:	Vice President

[Signature Page to Ollie’s ABL Credit Agreement Second Amendment]

CIT FINANCE LLC, as a Lender

By:	/s/ Renee M. Singer

Name:	Renee M. Singer
Title:	Managing Director

[Signature Page to Ollie’s ABL Credit Agreement Second Amendment]